EXHIBIT 31.4

Certifications of Chief Financial Officer

Pursuant to Section 302 of the

Sarbanes-Oxley Act of 2002

I, Alisha K. Charlton, certify that:

1.	I have reviewed this Form 10-K/A No. 1 of Pro-Dex, Inc.;
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.	[Intentionally omitted]
4.	[Intentionally omitted]
5.	[Intentionally omitted]

Date: December 29, 2016	/s/ Alisha K. Charlton Alisha K. Charlton Chief Financial Officer (principal financial officer)